UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ProUroCare Medical Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ProUroCare Medical Inc.

5500 Wayzata Boulevard, Suite 310

Golden Valley, Minnesota 55416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 17, 2007

TO THE STOCKHOLDERS OF PROUROCARE MEDICAL INC.:

Please take notice that the 2007 Annual Meeting of Stockholders of ProUroCare Medical Inc. will be held, pursuant to due call by our Board of Directors, at the Colonnade Building, Lower Level, Conference Room C, 5500 Wayzata Boulevard, Golden Valley, Minnesota 55416, at 3:30 p.m. local time on July 17, 2007, or at any adjournment or adjournments thereof, for the purpose of adopting and approving the following three matters:

1.             The re-election of five (5) directors to our Board of Directors;

2.             Ratification of the appointment of Virchow, Krause & Company LLP as our independent registered accounting firm for fiscal 2007; and

3.             The transaction of any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to due action of our Board of Directors, stockholders of record on June 8, 2007, will be entitled to vote at the meeting or any adjournments thereof.  Adoption of each of our two proposals requires the affirmative vote of the holders of a majority of the shares of ProUroCare Medical Inc.’s common stock present in person or represented by proxy at the Annual Meeting.

A PROXY FOR THIS MEETING IS ENCLOSED. WE REQUEST THAT YOU FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THIS MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

David F. Koenig
Secretary

June 18, 2007
Enclosures

PROUROCARE MEDICAL INC.

5500 Wayzata Boulevard, Suite 310

Golden Valley, Minnesota 55416

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ProUroCare Medical Inc. (“ProUroCare,” the “Company,” “we” or “us”) to be used at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Colonnade Building, Lower Level, Conference Room C, 5500 Wayzata Boulevard, Golden Valley, MN 55416 at 3:30 p.m. local time on July 17, 2007, for the purpose of considering and taking appropriate action with respect to the following:

1.       The re-election of five directors to our Board of Directors;

2.       Ratification of the appointment of Virchow, Krause & Company LLP  (“Virchow Krause”) as our independent registered public accounting firm for fiscal 2007; and

3.       The transaction of any other business as may properly come before the meeting or any adjournments thereof.

This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about June 18, 2007.

Proxies and Voting

Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on June 8, 2007 (the “Record Date” for the Annual Meeting) will be entitled to vote at the Annual Meeting or any adjournments thereof. There were 15,832,947 shares of our Common Stock outstanding on the Record Date.  Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.  A quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon.  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of (i) each of the nominees for director, (ii) the appointment of Virchow Krause as independent registered public accounting firm for fiscal 2007 and (iii) the approval of any other matters to be considered at the Annual Meeting.  For purposes of the vote on Proposals One, Two, or any other matters to be considered at the Annual Meeting, abstentions will be counted as votes entitled to be cast on these matters and will have the effect of a vote against such matters.  If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for the purpose of determining a quorum and may be voted on Item 1 (Election of Directors) and Item 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm) at the discretion of your broker.

Each stockholder who signs and returns a proxy card in the form enclosed with this Proxy Statement may revoke the proxy at any time prior to its use by giving notice of such revocation to our Secretary in writing, in open meeting or by executing and delivering a new proxy card to our Secretary.  Unless so revoked, the shares represented by each proxy card will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a stockholder who has signed a proxy does not alone revoke that proxy.

All shares represented by proxies will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement and FOR ratification of the appointment of Virchow Krause as the Company’s independent registered public accounting firm unless a contrary choice is specified.  If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND “FOR” THE RATIFICATION OF VIRCHOW KRAUSE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2007.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 29, 2007, by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director and nominee for election as a director of the Company, “(iii) each executive officer of the Company included in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all executive officers and directors as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of May 29, 2007. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity.  Unless otherwise indicated, the address of each of the following persons is 5500 Wayzata Boulevard, Suite 310, Golden Valley, MN  55416.

	Shares
Name	Beneficially Owned	Percent of Class
Richard C. Carlson(1)	175,010	1.1
Michael P. Grossman (2)	380,000	2.4
David Koenig(3)	565,219	3.5
Alex Nazarenko(4)	3,683,926	21.4
Robert Rudelius(5)	—	*
Scott Smith(6)	162,713	1.0
Maurice R. Taylor II(7)	1,700,588	10.6
Richard B. Thon(8)	230,000	1.4
All directors and officers as a group (6 total)(9)	4,816,868	27.2
Clement Nelson(10) 5644 Heather Ridge Court Shoreview, MN 55126	2,127,498	13.4
CS Medical Technologies, LLC(11) 2277 West Highway 36, Suite 254 Roseville, Minnesota 55113	1,947,498	12.3
Profile, L.L.C.(12) 2700 Corporate Drive, Suite 120 Birmingham, Alabama 35242	1,415,048	8.9

*Less than one percent.

(1)       Includes options to purchase up to 175,010 shares of common stock which are currently exercisable or exercisable within 60 days.  Of Mr. Carlson’s options, 125,010 are exercisable at $2.35 per share, and 50,000 are exercisable at $0.50 per share.

(2)       Includes options to purchase up to 380,000 shares of common stock which are currently exercisable at $2.00 per share.  The contract term of Mr. Grossman’s employment agreement ended effective January 31, 2007.  The Company elected not to renew Mr. Grossman’s employment agreement, and effective

February 1, 2007, Mr. Grossman is no longer employed by the Company.  Pursuant to a separation of employment agreement, the Company has agreed to allow Mr. Grossman to exercise his options through February 1, 2012.

(3)       Includes 18,750 shares held by Clinical Network, LLC, and 265,714 shares held by Clinical Network, Inc., with respect to each of which Mr. Koenig is an officer and minority owner.  Also includes 182,895 shares of common stock held directly, options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days at $1.13 per share, and immediately exercisable warrants to purchase 67,860 shares at $1.67 per share.

(4)       Includes 1,947,498 shares held by CS Medical Technologies, LLC, of which Mr. Nazarenko is a managing officer and member.  Also includes 371,428 shares of common stock held directly, options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days at $1.13 per share, and an option to purchase 1,335,000 shares from Profile, L.L.C. that is currently exercisable or exercisable within 60 days at $0.55 per share.

(5)       Mr. Rudelius was elected to the Company’s Board of Directors on June 12, 2007.

(6)       Includes 145,213 shares held directly and options to purchase up to 17,500 shares of common stock which are currently exercisable or exercisable within 60 days at $0.70 per share.

(7)       Includes 18,750 shares of common stock held by Clinical Network, LLC, and 265,714 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner.  Also includes 1,227,624 shares of common stock held directly, 2,500 shares held by his spouse, and options to purchase 186,000 shares of common stock which are currently exercisable at $1.13 per share.  Of Mr. Taylor’s directly held shares, 576,482 shares are pledged as security on a bank loan.  Mr. Taylor resigned from employment by the Company effective March 31, 2007.  Pursuant to a separation of employment agreement, the Company has agreed to allow Mr. Taylor to exercise his options through April 1, 2012.

(8)       Includes options to purchase up to 230,000 shares of common stock which are currently exercisable or exercisable within 60 days.  Of Mr. Thon’s options, 30,000 are exercisable at $1.13 per share, and 200,000 are exercisable at $2.50 per share.

(9)       Includes Messrs. Carlson, Koenig, Nazarenko, Rudelius, Smith and Thon.

(10)     Includes 1,947,498 shares held by CS Medical Technologies, LLC, of which Mr. Nelson is a managing officer and member, and 180,000 shares held directly.

(11)     The beneficial owners of CS Medical Technologies, LLC are Clement Nelson and Alex Nazarenko (a director of the Company).

(12)     The managers of Profile, LLC are T. Forcht Dagi and Stanley L. Graves, who share voting and investment power over the securities held by Profile, LLC. Cordova Technology Partners, L.P., a private investment fund, by virtue of its 44.34% ownership interest in Profile, LLC, indirectly has a pecuniary interest in 627,415 shares of the Company’s common stock. The management committee of Cordova Technologies, LLC, of which T. Forcht Dagi is a member, exercises voting and investment power over the securities held by Cordova Technology Partners, L.P.

ELECTION OF DIRECTORS

(PROPOSAL ONE)

The Board of Directors currently consists of five directors each of whom has been nominated by the Board of Directors for re-election by the stockholders.  If re-elected, each nominee has consented to serve as a director of the Company and to hold office until the next Annual Meeting of the Stockholders or until his or her successor is elected and shall have qualified.

The Board of Directors recommends that you vote FOR election of the five nominated directors.  Proxies will be voted FOR the election of the five nominees unless otherwise specified.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

The nominees for election to our Board of Directors provided the following information about themselves:

Name And Age	Principal Occupation, Business Experience	Director
Of Director	For Past Five Years And Directorships Of Public Companies	Since

Richard C. Carlson Age 55

Richard Carlson was elected to our Board of Directors in December 2006.  Mr. Carlson was hired as our Vice President of Marketing and Sales in January 2005, and was promoted to Chief Executive Officer in November 2006.  Prior to joining ProUroCare, Mr. Carlson held several positions with SurModics, Inc. from 1998 to 2004, including Vice President of Marketing and Sales and Vice President of Strategic Planning.  From 1996 to 1998, Mr. Carlson was the European Marketing manager of Boston Scientific.  Mr. Carlson has also held senior level management positions with C.R. Bard, Advanced Surgical Intervention, Vicon Systems, Medtronic and American Medical Systems.  Mr. Carlson has a BA in Business Economics and an MBA in Marketing from the University of Minnesota

2006

David F. Koenig Age 66

David Koenig has served as a director of ProUroCare Inc. (“PUC”) since 1999. In April 2004, PUC merged with an acquisition subsidiary of the Company and became the Company’s sole operating business (the “Merger”).  Mr. Koenig became a director of the Company upon the Merger.  From 1996 to 2005, Mr. Koenig was the Executive Vice President and Chief Operating Officer of Solar Plastics, Inc., a manufacturer of custom rotationally molded plastic parts.  Solar Plastics has three manufacturing facilities and services customers in both domestic and international markets.  Mr. Koenig is Chairman of the Nominating and Governance Committee, and is a member of the Audit and Compensation Committees.

2004

Alexander Nazarenko Age 63

Alexander Nazarenko served as a director of PUC from 2001 until the Merger in April 2004 and became a director of the Company upon the Merger.  Since 1992, Mr. Nazarenko has been a co-owner, officer and director of American Phoenix, Inc. of Eau Claire, Wisconsin, a company engaged in the business of rubber processing for the major tire companies.  Since 1996, he has also been co-owner, officer and director of 2N Company, L.L.C., of Minneapolis, Minnesota, a private investment and management company with investments in a broad range of industries and the sole owner of C.S. Medical Technologies, LLC.  Since 1998, Mr. Nazarenko has also been sole owner and President of Kase Energy, LLC, a company that provides high-tech services to oil field operators.  Mr. Nazarenko is Chairman of the Compensation Committee and a member of the Nominating and Governance Committee.

2004

Robert J. Rudelius Age 51

Robert Rudelius, an experienced business leader with a proven track record building businesses and serving clients in the media, communications, logistics and financial services industries, was elected to the Company’s Board of Directors on June 12, 2007.  Since 2003, Mr. Rudelius has been the Managing Director and CEO of Noble Logistics, LLC, a company he founded, providing advising and consulting services to several early-stage companies in the information technology, renewable energy, and loyalty marketing fields.  Mr. Rudelius is also the Managing Director and CEO of Noble Ventures, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the information technology, logistics, and marketing services industries.  Noble Ventures, LLC currently has no operating activity.  Prior to 2002, Mr. Rudelius held leadership roles in a number of technology companies.  He founded and served as Chairman and CEO of Media DVX, Inc., was President and Chief Operating Officer of Control Data Systems, Inc., was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications (ME&C) industry group.  In addition, Mr. Rudelius has held a variety of consulting roles.  He was a Management Group Member (Partner) in the McKinsey & Company’s Information, Technology and Systems (IT/S) practice, where he headed McKinsey’s IT/S practice in Tokyo and later co-led the Firm’s IT/S practice in London, was the founding Managing Director of The Information Consulting Group systems integration company and was a senior manager with Arthur Andersen & Co.’s consulting division.

2007

Scott E. Smith Age 51

Scott Smith has been a director of the Company since May 18, 2006. He is employed by F-2 Intelligence Group (“F-2”), a company engaged in providing critical insights to multinational corporations and private equity clients on a broad range of strategic issues.  From 2002 to 2005, Mr. Smith served as F2’s Director of Corporate Accounts, and is currently F-2’s Regional Director for Private Equity. From 1991 to 2001, Mr. Smith was an Audit Partner for Arthur Andersen, serving management and the audit committees of both publicly and privately held companies.  In addition to consultation on financial and accounting issues, Mr. Smith advised his clients on a broad range of issues including acquisitions and strategic planning.  He was the lead partner on numerous IPO’s and served several public companies as the advisory partner.  Mr. Smith is a Certified Public Accountant and a Certified Management Accountant.  Mr. Smith is Chairman of the Audit Committee.

2006

There are no family relationships among our executive officers and directors.

CORPORATE GOVERNANCE

Director Independence

Each of Messrs. Koenig, Nazarenko, Rudelius and Smith qualifies as an “independent director,” as such term is defined in Section 4200(a)(15) of the NASDAQ listing standards.  As an executive officer of the Company, Mr. Carlson does not qualify as an “independent director.”

Attendance at Meetings

In addition to committee meetings, during fiscal 2006, the Board held eight meetings, including six regular meetings and two special meetings.  Each director attended more than 75 percent of the meetings of the Board and its committees on which the director served.  It is the Company’s policy that all Board members be in attendance at the annual meeting of stockholders. All Board members were in attendance at the 2006 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The members of each of these committees qualify as “independent directors”.  Each has duly appointed members and a charter governing their duties and obligations to the full Board and our stockholders.

Nominating and Governance Committee

Our Nominating and Governance Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.”

Our Nominating and Governance Committee’s responsibilities include:

•      recommending to the Board a Board size and composition that the Committee determines is best suited to fulfilling the Board’s responsibilities;

•      identifying individuals believed to be qualified to become Board members in accordance with the nominating criteria set forth under the caption “Director Nominations” and recommending to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders;

•      reviewing and recommending to the Board the charters of all Board committees with a view to comprehensive and effective committee operations and to prevent conflicts among committees;

•      recommending to the Board a compensation and benefits package that will attract and retain qualified directors;

•      providing oversight of the succession plan for our chief executive officer and recommending to the Board a successor chief executive officer when a vacancy occurs;

•      evaluating stockholder proposals received by the Company and making appropriate recommendations to the Board;

•      developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and providing ongoing oversight of governance, with the objective of compliance with corporate governance standards, policies and practices; and

•      reviewing and recommending to the Board with regard to certificate of incorporation, bylaws or stockholder rights plan issues or changes in fundamental corporate charter provisions.

Our Nominating and Governance Committee is authorized to retain advisors and consultants, and to compensate them for their services.

Our Nominating and Governance Committee met once during 2006.  The current members of our Nominating and Governance Committee are Messrs. Koenig and Nazarenko.

Compensation Committee

The current members of our Compensation Committee are Messrs. Nazarenko and Koenig.  Our Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.prourocare.com under the heading

“Investors” and subheading “Corporate Governance.” Our Compensation Committee met five times during 2006.

Our Compensation Committee’s responsibilities include:

•      adopting an executive compensation strategy consistent with the Company’s plans and objectives and periodically considering the competitiveness of the Company’s executive compensation and other compensation programs with respect to relevant industries and the business community generally;

•      reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s compensation based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years and any other relevant factors;

•      meeting with the Company’s management and, if appropriate, independent advisors to review current trends and practices in executive compensation and reviewing disclosure requirements under various securities rules and regulations;

•      overseeing regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes complying with federal tax regulations;

•      reviewing and establishing all compensation arrangements between the Company and its executive officers (such arrangements may include, but shall not be limited to, cash compensation, bonuses, stock options, restricted stock awards, insurance, retirement, other benefits and other perquisites); and

•      administering all stock plans (stock options, restricted stock, stock purchase, etc.) and granting awards under such plans consistent with each plan’s intended purpose.

As set forth in the Compensation Committee charter, the Committee:

•      has the authority to engage independent compensation consultants and legal advisors when determined by the Committee to be necessary or appropriate. The Committee did not engage a compensation consultant to assist it with establishing executive compensation levels in 2006; and

•      has the authority to delegate its responsibilities as it may deem appropriate, to the extent allowed under applicable law. The Committee generally does not delegate its responsibilities to others; and

•      requests that the Chief Executive Officer provide to the Committee his recommendations relative to compensation of other executive officers of the Company. The Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company.

Audit Committee

The Company has established a two-member Audit Committee within the Board of Directors that operates pursuant to a written charter, a current copy of which is available on our website at www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.”

Our Audit Committee’s responsibilities include:

•      appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•      overseeing the work of our independent registered public accounting firm, including reviewing certain reports required to be made by the independent registered public accounting firm;

•      overseeing the work of our internal auditor, including approving the internal audit annual plan submitted by the internal auditor;

•      reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•      monitoring our internal control over financial reporting, disclosure controls and procedures, code of business conduct and code of ethics; and

•      meeting independently with our internal auditing staff, the independent registered public accounting firm and management.

Our Audit Committee is authorized to retain independent legal, accounting and other advisors, and compensate them for their services.

Our Audit Committee met five times during 2006. The current members of our audit committee are Messrs. Smith and Koenig.

The board of directors has determined that both members of the audit committee, Mr. Smith and Mr. Koenig, are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-B promulgated under the Exchange Act.  Mr. Smith was an Audit Partner for Arthur Andersen and is a Certified Public Accountant and a Certified Management Accountant.  Mr. Koenig’s relevant experience includes his service as the Chief Financial Officer and director of Quadion Corporation, and his past consulting experience, which involved his oversight and supervision of the performance of business enterprises respecting the preparation, audit and evaluation of financial statements.  Moreover, the Board of Directors has determined that each of the Audit Committee members is able to read and understand fundamental financial statements and has past employment experience in finance or accounting.

Director Nominations

The process followed by our Nominating and Governance Committee to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating and Governance Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, our Nominating and Governance Committee considers the criteria set forth in our Nominating and Governance Committee Charter (available on our website as noted above). These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, commitment to participate as a director and conflicts of interest that would impair such candidate’s ability to act in the interests of all stockholders. Our Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our Nominating and Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Governance Committee for consideration as potential director candidates by submitting the name, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5 percent of our common stock for at least a year as of the date the recommendation is made, to the Nominating and Governance Committee, ProUroCare Medical Inc., 5500 Wayzata Blvd., Suite 310, Golden Valley, MN  55416.

Assuming that appropriate biographical and background material has been provided on a timely basis, our Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and considering the same criteria, as it follows for candidates submitted by others. If our Board of Directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

No candidates for director nominations were submitted by shareholders in connection with the 2007 annual meeting.

Stockholder Communications with Directors

Our Board has established several means for stockholders and others to communicate with our Board of Directors. If a stockholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Audit Committee, Mr. Smith, in care of our Secretary at 5500 Wayzata Blvd., Suite 310, Golden Valley, MN  55416. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Nominating and Governance Committee, Mr. Koenig, in care of our Secretary at the address listed above. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of our Secretary at the address listed above. All stockholder communications will be forwarded to the applicable director(s).

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and a Code of Ethics that apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A current copy of each of the Code of Business Conduct and the Code of Ethics is available on our website at http://www.prourocare.com under the heading “Investors” and subheading “Corporate Governance,” and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and the Code of Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under the Securities and Exchange Commission (the “SEC”) rules or, to the extent permitted, the NASDAQ rules. A current copy of the Code of Business Conduct and the Code of Ethics may also be obtained, without charge, upon written request directed to us at: ProUroCare Medical Inc., 5500 Wayzata Blvd., Suite 310, Golden Valley, MN  55416.

CURRENT EXECUTIVE OFFICERS

		Principal Occupation, Business Experience for Past Five
Name and Title	Age	Years and Directorships of Public Companies

Richard C. Carlson Chief Executive Officer	55	See “Election of Directors (Proposal One)” above.

Richard B. Thon Chief Financial Officer	51

Richard B. Thon became our Chief Financial Officer in July 2004 after serving in this role in an interim capacity on a consulting basis since 2001. From 2002 to 2004, Mr. Thon was the Chief Financial Officer of CHdiagnostics, LLC, a medical products company. He served as the Chief Financial Officer and Vice President of Finance for MEDgenesis, a medical products company, from 2000 to 2001. Mr. Thon has a B.B.A. in Accounting from the University of Michigan and an M.B.A. in Finance from the University of Wisconsin.

There are no family relationships among our executive officers or directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation earned for services rendered in all capacities by our Chief Executive Officer and the other highest-paid executive officers serving as such at the end of fiscal year 2006 whose compensation for that fiscal year was in excess of $100,000.  The individuals named in the table will be hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table

					All Other
		Salary	Bonus	Option Awards	Compensation	Total
Name and Position	Year	($)(4)	($)(4)	($)(5)	($)(6)	$

Richard C. Carlson(1)	2006	$125,000	$—	$28,000	$—	$153,000
Chief Executive Officer and Acting Chairman of the Board

Maurice R. Taylor, II(2)	2006	$190,000	$—	$—	$1,838	$191,838
Former Chief Executive Officer and former Director

Michael P. Grossman(3)	2006	$175,000	$—	$28,000	$1,080	$204,080
Former President and Chief Operating Officer, and former Director

Richard B. Thon	2006	$140,000	$18,900	$28,000	$1,200	$188,100
Chief Financial Officer

(1)           Mr. Carlson joined the Company on January 3, 2005 as Vice President of Marketing and Sales.  He was promoted to the position of Chief Executive Officer on November 1, 2006.  Mr. Carlson was appointed to fill a vacancy on the Board of Directors in December 2007, and was appointed as acting Chairman upon Mr. Taylor’s stepping down from that position effective May 2, 2007. All compensation Mr. Carlson earned related to his duties as an officer.

(2)           Mr. Taylor was Chief Executive Officer of the Company until his retirement from that position on October 31, 2006.  Mr. Taylor continued to be employed by the Company in a transition role through March 31, 2007.  Mr. Taylor continued to serve as the Chairman of the Company until stepping down from that position effective May 2, 2007.  All compensation Mr. Taylor earned related to his duties as an employee of the Company.

(3)           Mr. Grossman served as a director of the Company until his resignation from the Board in December 2006.  The contract term of Mr. Grossman’s employment agreement ended effective January 31, 2007.  The Company elected not to renew Mr. Grossman’s employment agreement and effective February 1, 2007, Mr. Grossman is no longer employed by the Company.

(4)           Due to funding limitations, all salaries and bonuses earned between June 15, 2006 and December 31, 2006 were accrued but not paid as of December 31, 2006.

(5)           Options awarded during the fiscal year are valued in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  See Notes 1(j) and 10(g) to the Consolidated Financial Statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for the material terms of stock option grants.

(6)           Other compensation represents insurance premiums paid by the Company with respect to term life insurance policies for the benefit of the named executives.  There is no cash surrender value associated with any of the policies.

Outstanding Equity Awards at Fiscal Year-End

No stock options or stock-appreciation rights were exercised during fiscal year 2006, and no stock-appreciation rights were outstanding at the end of such fiscal year.  The table below sets forth outstanding but unexercised options of the Named Executive Officers as of December 31, 2006.

				Equity
				Incentive Plan
				Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised
	Options (#)	Options (#)		Unearned		Option
Name(5)	Exercisable	Unexercisable		Options (#)		Exercise Price	Expiration Date
Richard C. Carlson	95,841	54,159	(1)	—		$2.35	January 3, 2015
	—	—		50,000	(4)	$0.75	March 1, 2011

Maurice R. Taylor, II	186,000	—		—		$1.13	April 18, 2012

Michael P. Grossman	355,034	24,966	(3)	—		$2.00	February 1, 2014
	—	—		50,000	(4)	$0.75	March 1, 2011

Richard B. Thon	30,000	—		—		$1.13	April 18, 2012
	161,124	38,876	(2)	—		$2.50	July 21, 2014
	—	—		50,000	(4)	$0.75	March 1, 2011

(1)     Options vest ratably in monthly installments through January 3, 2008

(2)     Options vest ratably in monthly installments through July 21, 2007.

(3)     Options vest ratably in monthly installments through January 31, 2007.

(4)     Equity Incentive Plan Awards vest upon the Company securing FDA approval of its ProUroScanTM system.

(5)     See Notes 1(j) and 10(g) to the Consolidated Financial Statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for the material terms of stock option grants.

Director Compensation

Our Board of Directors has established a policy that each of our non-employee directors receives an annual cash payment of $5,000 for annual services to the Company, and that our chairpersons of our Compensation, Audit, and Nominating and Governance committees receive an additional annual payment of $2,500.  In addition, we have also agreed to grant to all non-employee directors a one-time non-qualified stock option upon election or appointment to the Board of Directors to purchase 30,000 shares of our common stock at fair market value.  These director options vest ratably over two years of service.  Mr. Nazarenko’s and Mr. Koenig’s options have a ten-year term, and Mr. Smith’s and Mr. Rudelius’ options have a seven-year term.  All directors shall be reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

Director Compensation

	Fees Earned or Paid
Name	in Cash ($)	Option Awards(4)($)	Total ($)
David Koenig(1)	$8,542	—	$8,542
Alexander Nazarenko(2)	$7,500	—	$7,500
Scott Smith(3)	$4,375	$17,700	$22,075

(1)           Chairman of the Nominating and Governance Committee, and was Chairman of the Audit Committee through May 30, 2006.

(2)           Chairman of the Compensation Committee.

(3)           Elected to the Board of Directors and named Chairman of the Audit Committee on May 30, 2006. Options vest in monthly installments, ratably through May 30, 2008.

(4)           Outside directors held options to acquire a total of 90,000 shares at December 31, 2006.  Options awarded during the fiscal year are valued in accordance with SFAS 123R.  See Notes 1(j) and 10(g) to the Consolidated Financial Statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for the material terms of stock option grants.

Employment Agreements

The Company (including the Company’s wholly owned subsidiary PUC) is a party to an employment agreement with Mr. Thon, its CFO.  The Company is working to finalize an employment agreement with Mr. Carlson, its CEO, which it expects will be completed and executed in June 2007.

On July 21, 2004, PUC entered into an employment agreement with Mr. Thon.  Mr. Thon’s agreement calls for an annual salary of $140,000, with the annual bonus potential to be set each year by the Compensation Committee, and a term that continues through July 21, 2007, eligibility to participate in an annual grant of options to purchase shares of common stock as determined by the Company’s Board of Directors, and a non-competition clause applicable for the period ending one year from termination.  The agreement also provides that, upon termination without cause (or a change of employment that Mr. Thon elects to treat as a termination of employment), Mr. Thon will receive as severance six months of base salary plus four months of base salary for each year of prior service to the Company (up to a maximum of 24 months of base salary), plus the prorated average of any bonus or incentive compensation paid over the previous two years.  Additionally, all unvested stock options then held by Mr. Thon will immediately vest and be exercisable up to one-year from the date of termination. In the event of a “change in control” resulting in a termination of employment, change of location, or decrease in the level of responsibility of the executive (any of which occurring within two years of the “change in control”), the Company shall compensate the executive as if he were terminated without cause, as described above.

During the year ended December 31, 2006, the Company was also party to an employment agreement with Mr. Taylor, its former CEO, which terminated with his retirement from that position effective November 1, 2006.  Mr. Taylor continued to be employed by the Company in a transition role until March 31, 2007.  The employment agreement with Mr. Taylor provided for an annual salary of

$190,000 and maximum bonus potential of 75 percent of his base pay.  Due to funding limitations, the Company was unable to pay Mr. Taylor’s salary between June 15, 2006 and March 31, 2007.  On May 11, 2007, the Company entered into an agreement with Mr. Taylor to defer the payment of his accrued salary further according to an agreed upon schedule.  Under the terms of the agreement, the Company is to pay Mr. Taylor’s accrued salary totaling $141,017 in installments of $5,000 per month from June 1, 2007 through December 1, 2007, with the $106,017 balance being paid prior to December 28, 2007.  Mr. Taylor shall have the option, with ten days’ notice, to take up to 100,000 shares of the Company’s common stock in payment for any or all of the payments based on the current market price on the due date of the payment.  As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Taylor may exercise his stock options following his termination of employment until April 1, 2012.

Also during the year ended December 31, 2006, the Company was party to an employment agreement with Mr. Grossman, its former President and COO, that expired on January 31, 2007.  The Company elected not to renew the employment agreement.  Mr. Grossman’s agreement provided for an annual salary of $175,000 with a maximum bonus potential of 50 percent of his base pay.  Due to funding limitations, the Company was unable to pay Mr. Grossman’s salary between June 15, 2006 and January 23, 2007.  On May 11, 2007, the Company entered into an agreement with Mr. Grossman to defer the payment of his accrued salary further according to an agreed upon schedule.  Under the terms of the agreement, Under the terms of the agreement, the Company is to pay Mr. Grossman’s accrued salary totaling $103,990 in installments of $4,000 on May 15, 2007, $6,000 on June 1, 2007, and $8,000 per month from June 1, 2007 through December 1, 2007, with the $45,990 balance being paid prior to December 28, 2007.  Mr. Grossman shall have the option, with ten days’ notice, to take up to 100,000 shares of the Company’s common stock in payment for any or all of the payments based on the current market price on the due date of the payment.  As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Grossman may exercise his stock options following his termination of employment until February 1, 2012.  Except in the event of a breach of the agreement, the parties also agreed to release and waive each other from all damages, actions, lawsuits, or claims the other party may have arising out of the employment of Mr. Grossman and the conclusion of that employment.

At December 31, 2006, approximately $362,000 of our senior management’s salaries and bonuses had not been paid, and were recorded as an accrued liability.

Certain Relationships and Related Transactions

PUC, now the Company’s wholly-owned operating subsidiary, was initially founded by shareholders of CNI in August 1999.  Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women.  In July 2001, CNI began collaborating with CS Medical Technologies, LLC (“CS Medical”), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market.  At that time, PUC acquired from CNI and CS Medical all assets and rights associated with the minimally invasive microwave therapy in exchange for an aggregate of 3,000,000 shares of PUC common stock.  Alex Nazarenko, a Company director (and former director of PUC), is a principal shareholder and controlling person of CS Medical.  Currently, CS Medical owns 1,947,498 shares of our common stock.  In addition, Maurice R. Taylor and David Koenig, Company directors (and former directors of PUC), are principal shareholders and controlling persons of CNI and Clinical Network, LLC (a limited liability company affiliated with CNI), which together beneficially own 284,464 shares of our common stock.  Prior to the transactions with CNI and CS Medical, neither of such companies (nor the individual directors named above) were related parties or otherwise affiliated with PUC.  Accordingly, these transactions were negotiated at arms-length.  The Company believes that the terms of the above described transactions were fair to the Company.

From October 2001 through May 2002, CNI loaned a total of $123,616 to the Company.  The Company accrued interest on this debt at an annual rate of 5 percent.  The Company repaid this loan in installments of $12,950, $77,419, $24,301 and $8,943 in 2002, 2003, 2004 and 2006, respectively.  At the time of the loans, Maurice R. Taylor, II, then the Company’s Chief Executive Officer and Chairman, and David F. Koenig, a Company director, were also directors of CNI.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Mr. Smith (chair) and Mr. Koenig.  Mr. Smith joined the Board of Directors on May 18, 2006 and was subsequently appointed as a member and the chair of the Audit Committee.  Mr. Nazarenko was a member of the Audit Committee through September 7, 2006

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006 with management and with the Company’s independent auditors, Virchow Krause. The Audit Committee has discussed with Virchow Krause the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Virchow Krause required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Virchow Krause the independence of the independent registered public accounting firm. In addition to the information provided by Virchow Krause, the Audit Committee considered the level of non-audit services provided by Virchow Krause in determining that they were independent.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the SEC.

Submitted by the members of the Audit Committee:

Mr. Scott E. Smith

Mr. David Koenig

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(PROPOSAL TWO)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Virchow Krause as our independent registered public accounting firm for the 2007 fiscal year. Although not legally required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of Virchow Krause for stockholder ratification at the Annual Meeting.  Representatives of Virchow Krause are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.

If the stockholders fail to ratify the appointment of Virchow Krause, the Audit Committee shall meet and may reconsider its selection, but it is not legally required to do so. Notwithstanding the proposed ratification of the appointment of Virchow Krause by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Virchow Krause as our independent registered public accounting firm for the fiscal year ending December 31, 2007.  Proxies will be voted FOR ratifying this appointment unless otherwise specified.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Virchow Krause & Company, LLP acted as the Company’s independent registered public accounting firm for fiscal 2006 and has been selected by the Audit Committee to serve in the same capacity for fiscal 2007. Representatives of Virchow Krause shall be present at the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

Fees of Independent Public Accountants

The following is an explanation of the fees billed to the Company by Virchow Krause & Company LLP for professional services rendered for the fiscal years ended December 31, 2006 and 2005, which totaled $60,590 and $52,175, respectively.

Audit Fees

Audit fees consist of fees billed by our auditors for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.  Audit fees were $59,700 and $46,200 for the years ended December 31, 2006 and 2005, respectively.

Audit-related Fees

Audit related fees consist of fees billed by our auditors for professional services rendered for the review of the Form SB-2 filing and SEC comment letters.  Audit-related fees were $0 and $3,335 for the years ended December 31, 2006 and 2005, respectively.

Tax Fees

Tax fees consist of fees billed by our auditors for professional services for tax compliance, tax advice and tax planning. Tax fees were $890 and $3,740 for the years ended December 31, 2006 and 2005, respectively.

All Other Fees

There were no other fees paid.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm.  The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the SEC.  This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent public accounting firm and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit related, tax and other non-audit services to be provided by our independent registered public accounting firm.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year.  The Audit Committee has delegated to each of its members pre-approval authority between meetings of the Audit Committee.  The Audit Committee will not delegate to management the pre-approval of services to be preformed by our independent registered public accounting firm

All of the services provided by our independent registered public accounting firm in fiscal 2005 and 2006 were approved by the Audit Committee under its pre-approval policies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require our directors, executive officers and holders of more than 10 percent of our common stock to file reports of stock ownership and changes in ownership with the SEC. Based on the Section 16 reports filed by our directors and executive officers and their written representations, we believe there were no late or inaccurate filings for transactions occurring during fiscal 2006, except as follows:

		Number of
	Number of Late	Transactions Reported
Name	Reports	Late
Michael P. Grossman	2	1
Richard B. Thon	2	1
Richard C. Carlson	2	1
Maurice R. Taylor	1	0
Alan Haggerty	1	0
Profile, LLC	1	0
CS Medical	1	0
David F. Koenig	1	0
Alexander Nazarenko	1	0
Scott Smith	1	0

PROPOSALS OF STOCKHOLDERS

Any stockholder who desires to submit a proposal for action by the stockholders at our 2008 Annual Meeting must submit such proposal in writing to our Secretary, Mr. David F. Koenig, by February 18, 2008 to have the proposal included in our proxy statement for the meeting.  Due to the complexity of the respective rights of the stockholders and us in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

Rule 14a-4 promulgated under the Exchange Act governs our use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.  With respect to our 2008 Annual Meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by April 26, 2008, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement.  The Company will bear the cost of preparing, assembling and mailing the proxy card, proxy statement and other material that may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.  No additional compensation will be paid for such employee solicitation.

ANNUAL REPORT

An Annual Report of the Company setting forth the Company’s activities and containing financial statements of the Company for the fiscal year ended December 31, 2006 accompanies this Notice of Annual Meeting and proxy solicitation material.  Stockholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements schedules and amendments thereto, as filed with the SEC, by writing to: ProUroCare Medical, Inc., 5500 Wayzata Blvd, Suite 310, Golden Valley, MN 55416, Attention: Chief Financial Officer, or by calling the Company at (952) 476-9093.

OTHER MATTERS

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors.

PROUROCARE MEDICAL INC.

David F. Koenig
Secretary

PROUROCARE MEDICAL INC.

5500 Wayzata Boulevard, Suite 310

Golden Valley, Minnesota 55416

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting of Shareholders

July 17, 2007

3:30 p.m.

PROXY

The undersigned, a stockholder of ProUroCare Medical Inc., hereby appoints Richard C. Carlson and David F. Koenig, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of ProUroCare Medical Inc. to be held at the Colonnade Building, Lower Level, Conference Room C, 5500 Wayzata Boulevard, Golden Valley, MN 55416 on July 17, 2007, at 3:30 p.m. local time, and at any and all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters brought before the meeting, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR ratification of the appointment of Virchow, Krause & Company LLP as independent registered public accounting firm for 2007 and in accordance with their best judgment for any other matters that properly come before the meeting.

(Continued, and to be completed, signed and dated, on the reverse side.)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of directors:	☐	FOR	☐	WITHHOLD

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Richard C. Carlson David F. Koenig Alexander Nazarenko Robert J. Rudelius Scott E. Smith

2.	To ratify the appointment of Virchow, Krause & Company LLP as independent registered public accounting firm of the Company for 2007. ☐ FOR ☐ AGAINST ☐ ABSTAIN

Address Change? Mark Box ☐	Dated:	, 2007
Indicate changes below:
Signature:

Signature:
Signature(s) in Box

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.